EXHIBIT 16

                    [LETTERHEAD OF CLIFTON GUNDERSON L.L.C.]


September 5, 2000


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC   20549

Gentlemen:

We have read Item 4 of Form 8-K dated August 30, 2000, of CREDITRISKMONITOR.COM, INC. and are in agreement with the statements contained in the first, second, and fourth paragraphs as they pertain to Clifton Gunderson L.L.C. We have no basis to agree or disagree with the other statements of the registrant contained therein.


/s/ Clifton Gunderson L.L.C.